Exhibit 99.1

Candel Therapeutics Reports First Quarter 2022 Financial Results and Recent Corporate Highlights

-Cash position bolstered through debt financing to support operations into the fourth quarter of 2023-

NEEDHAM, Mass., May 12, 2022 (GLOBE NEWSWIRE) — Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a late clinical stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies, today reported financial results for the first quarter ended March 31, 2022 and provided a corporate update.

“2022 is off to a great start as we continue to advance our late-stage pipeline of novel oncolytic viral immunotherapies for cancer,” said Paul Peter Tak, MD, PhD, FMedSci, President and Chief Executive Officer of Candel. “Today, we are well positioned for major catalysts over the next 12 months, namely multiple clinical data readouts across our product candidates and advancement of our pipeline of promising therapeutics with potential to treat various solid tumors including lung, brain, pancreatic and prostate cancer. We look forward to delivering on our mission to develop oncolytic viral immunotherapies aimed at tipping the balance in favor of the patient’s immune system to fight cancer.”

First Quarter 2022 & Recent Highlights

•
Enhanced executive leadership with the promotion of Francesca Barone, MD, PhD to Chief Scientific Officer and appointment of Seshu Tyagarajan, PhD, RAC as Chief Technical and Development Officer.
•
Strengthened cash position with a $20.0 million non-dilutive debt financing with Silicon Valley Bank (SVB) in February 2022.

Key Upcoming Milestones

•
To present initial data from an ongoing Phase 2 clinical trial of CAN-2409 and valacyclovir combined with PD-1 or PD-L1 targeting agents in patients with stage III/IV non-small cell lung cancer at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting to be held in-person June 3-7, 2022 at the McCormick Place Convention Center in Chicago, Illinois.
•
In the fourth quarter of 2022, the Company expects to present data from two high grade glioma clinical trials – a Phase 1b clinical trial of CAN-2409 in combination with nivolumab (Opdivo®) combined with standard of care first line treatment and a Phase 1 clinical trial of CAN-3110 in recurrent high-grade glioma.

Financial Results for the Quarter Ended March 31, 2022

Cash Position: Cash and cash equivalents as of March 31, 2022 were $94.3 million compared to $82.6 million as of December 31, 2021. The net increase was due to receipt of $20.0 million from a term loan with SVB and the use of $8.0 million in cash to fund operating activities. Based on current plans and assumptions, the Company expects that its existing cash and cash equivalents will be sufficient to fund its operations into the fourth quarter of 2023.

Research and Development Expenses: Research and development expenses were $5.4 million for the three-month period ended March 31, 2022 compared to $2.8 million for the comparable period in 2021. The increase was primarily due to increased personnel-related costs, including stock-based compensation, for additional headcount to support the ongoing clinical trials for Candel’s product candidates and $1.0 million of severance in the first quarter of 2022, as well as increased clinical development costs related to our clinical trial sites and the cost of treatment and follow-up on patients. Excluding stock-based compensation expense of $142,000 for the three-month period ended March 31, 2022, research and development expenses for the three-month period ended March 31, 2022 were $5.3 million.

General and Administrative Expenses: General and administrative expenses were $3.6 million for the three-month period ended March 31, 2022 compared to $1.9 million for the comparable period in 2021. The increase was primarily due to increased insurance costs, personnel-related costs including stock-based compensation for additional headcount required to support the growth of the Company and operate as a public company, and professional and consulting fees associated with public relations consultants, legal firms, and accounting firms associated with operating as a public company. Excluding stock-based compensation expense of $350,000 for the three-month period ended March 31, 2022, general and administrative expenses for the three-month period ended March 31, 2022 were $3.3 million.

Total Operating Expenses: Total operating expenses were $9.0 million for the three-month period ended March 31, 2022 compared to $4.7 million for the comparable period in 2021.The increase was primarily due to increased personnel-related costs including stock-based compensation for additional headcount required to support the growth of the Company and to operate as a public company, severance costs, insurance costs, and professional and consulting fees associated with operating as a public company. Excluding stock-based compensation expense of $492,000 for the three-month period ended March 31, 2022, total operating expenses for the three-month period ended March 31, 2022, were $8.5 million.

Net Loss: Net loss was $874,000 for the three-month period ended March 31, 2022 compared to a net loss of $4.5 million for the comparable period in 2021. The net loss for the three-month period ended March 31, 2022 includes a non-cash credit of $8.3 million for the change in the fair value of the Company’s warrant liability and stock-based compensation expense of $492,000. Excluding the non-cash credit for the change in the warrant liability and the charge for stock-based compensation, the net loss for the three-month period ended March 31, 2022 was $8.7 million.

Candel Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(amounts are unaudited)

Candel Therapeutics, Inc.

Consolidated Balance Sheet Data

(in thousands)

(amounts are unaudited)

About Candel Therapeutics

Candel is a late clinical stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens and creating a pro-inflammatory microenvironment at the site of injection. Candel has established two oncolytic viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and CAN-3110 is the lead product candidate from the HSV platform. New discovery programs are based on the enLIGHTEN™ HSV platform.

For more information about Candel, visit www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, including key data readout milestones and indications; expectations regarding the therapeutic benefit of its programs; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s Quarterly Report on Form 10-Q filed on May 12, 2022, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

Heidi Chokeir, PhD

Managing Director

Canale Communications

heidi.chokeir@canalecomm.com

619-203-5391

Investor Contact

Sylvia Wheeler

Principal

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com